Exhibit 4.2

EXECUTION VERSION

SECURITY AGREEMENT

By

LAYNE CHRISTENSEN COMPANY,

as Issuer

and

CERTAIN OF ITS SUBSIDIARIES,

as Pledgors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of March 2, 2015

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, and the exercise of any right or remedy with respect hereto, are subject to the provisions of the Intercreditor and Subordination Agreement dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and each other Senior Claimholder from time to time (as such terms are defined in the Subordination Agreement), and U.S. BANK NATIONAL ASSOCIATION (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.

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SCHEDULES

Schedule 1	Perfection Steps

EXHIBITS

Exhibit 1	Issuer’s Acknowledgment
Exhibit 2	Securities Pledge Amendment
Exhibit 3	Copyright Security Agreement
Exhibit 4	Patent Security Agreement
Exhibit 5	Trademark Security Agreement
Exhibit 6	Additional Pari Passu Joinder Agreement
Exhibit 7	Joinder Agreement
Exhibit 8	Closing Date Intercompany Note

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of March 2, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by LAYNE CHRISTENSEN COMPANY, a Delaware corporation (the “Issuer”) and certain of its Subsidiaries from time to time party hereto by execution of this Agreement or otherwise by execution of a Joinder Agreement, as pledgors, assignors and debtors (the Issuer and such Subsidiaries, collectively, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of U.S. Bank National Association, in its capacity as Trustee and Collateral Agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S:

A. On the date hereof, the Issuer is issuing $99,898,000 aggregate principal amount of 8.00% Senior Secured Second Lien Convertible Notes pursuant to that certain Indenture dated as of the date hereof, among the Issuer, certain Subsidiaries of the Issuer party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”).

B. From time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur Permitted Additional Pari Passu Obligations (including Additional Notes issued under the Indenture), that the Issuer desires to secure by the Pledged Collateral on a pari passu basis with the Notes.

C. The Guarantors have, pursuant to the Indenture, agreed to be bound by the Note Guarantees.

D. The Issuer and the Guarantors will receive substantial benefits from the execution and delivery of the Indenture and the other Note Documents, and from the performance of the Secured Obligations, and are, therefore, willing to enter into this Agreement.

E. Each Pledgor is, or as to Pledged Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

F. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

G. It is a condition to the issuance of the Notes that each Pledgor execute and deliver this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c) The following terms shall have the following meanings:

“Additional Pari Passu Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Debt Documents” shall mean any document or instrument executed and delivered with respect to any Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership interests, partnership interests or other equity interests of whatever class in any issuer of Initial Pledged Interests or any other interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.

“Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, Equity Interests, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and any and all claims (including any landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other charges arising by operation of law) against, all or any portion of the Pledged Collateral.

“Closing Date Intercompany Note” shall mean a promissory note substantially in the form of Exhibit 8.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble.

“Commercial Motor Vehicles” shall mean motor vehicles used primarily for commercial purposes.

“Commodity Account Control Agreement” shall mean a commodity account control agreement in form and substance reasonably satisfactory to the Collateral Agent.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), to which such Pledgor is a party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement (including any Securities Account), “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement(s), the Securities Account Control Agreement(s) and the Commodity Account Control Agreement(s).

“Control Collateral” means any Pledged Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC) and any other Pledged Collateral as to which a Lien may be perfected through physical possession by the secured party, or any agent therefor.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all works of authorship (whether protected by statutory or common law copyright, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, including the copyrights, registrations and applications listed on Schedule 13(c) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to such Pledgor’s use of such copyrights, (ii) renewals and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Default” or “Event of Default” shall mean a “default” or “event of default” (or such other similar terms denoting similar events) under the Indenture or under any Additional Pari Passu Agreement.

“Default Rate” shall mean, with respect to any date of determination, the greater of (i) the then applicable rate per annum at which Default Interest shall accrue on Defaulted Amounts under the Indenture and (ii) the then applicable equivalent rate under any then extant Additional Pari Passu Agreement (and, with respect to this clause (ii), if more than one Additional Pari Passu Agreement is then in effect, the highest such rate under all then existing Additional Pari Passu Agreements).

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Bank” shall mean a financial institution (a) reasonably acceptable to the Collateral Agent or (b) with whom one or more of the Pledgors shall have, prior to the date hereof, entered into an existing deposit account control agreement with Senior Agent.

“Deposit Account Control Agreement” shall mean a deposit account control agreement in form and substance reasonably satisfactory to the Collateral Agent executed by the relevant Obligor, the Collateral Agent and the relevant Deposit Account Bank.

“Discharge of the Senior Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Domain Names” shall mean all Internet domain names and associated uniform resource locator addresses, including those listed on Schedule 13(d) to the Perfection Certificate.

“Excluded Deposit Account” shall mean any Deposit Account that is (a) exclusively a payroll account, zero balance employee benefit account or other employee wage and benefit payment account that the Issuer or any Guarantor may hold in trust for the benefit of an unaffiliated third party, (b) used exclusively for payment of payroll taxes or (c) an individual account that has an average monthly balance of less than $100,000, provided, that, the aggregate average monthly balance of all accounts under this clause (c) shall not exceed $500,000.

“Excluded Property” shall mean:

(a) any lease, license, contract, property rights or agreement to which any Pledgor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Legal Requirement or principles of equity), provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above in this clause (a) including any Proceeds of such lease, license, contract, property rights or agreement;

(b) all Equity Interests issued by a Foreign Subsidiary (except that, in the case of Equity Interests issued by a first-tier Foreign Subsidiary, such Equity Interests shall be Excluded Property only to the extent the pledge thereof would result in the Collateral Agent having a Lien in more than sixty-five (65%) percent of all outstanding Equity Interests of such Foreign Subsidiary constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2));

(c) (i) any asset or property, the granting of a security interest in which would (A) require any governmental consent, approval, license or authorization, (B) be prohibited by enforceable anti-assignment provisions of applicable law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (C) result in materially adverse tax consequences to any Pledgor as reasonably determined by the Issuer with notice to the Collateral Agent and (ii) any governmental licenses or state or local franchises, charters or authorizations that are not permitted to be pledged and/or have a security interest granted therein under applicable law;

(d) any leasehold real estate;

(e) any interests in partnerships, joint ventures and non-Wholly-Owned Subsidiaries;

(f) the Deposit Account established with JPMorgan Chase Bank, N.A. as part of the Refinancing (as defined in the Senior Credit Agreement as in effect of the date hereof) to hold cash collateral with respect to certain outstanding letters of credit issued by JPMorgan Chase Bank, N.A.; and

(g) any specifically identified asset with respect to which the Collateral Agent and the Issuer shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties afforded thereby.

“Foreign Subsidiary” shall mean (a) a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia or (b) any direct or indirect Subsidiary that is treated as a disregarded entity for United States federal income tax purposes if substantially all of its assets consist of Equity Interests of one or more direct or indirect Subsidiaries described in clause (a) of this definition.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and coverages and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or any of the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith (other than Commercial Tort Claims), (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, payment intangibles, deferred payments, deposits, refunds or indemnification claims to the extent the foregoing relate to any Pledged Collateral or any Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, regulatory or self-regulatory, body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Initial Pledged Interests” shall mean, with respect to each Pledgor, all membership interests, partnership interests or other Equity Interests (other than in a corporation), as applicable, of each issuer described in Schedule 10 to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

“Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer that is a corporation described in Schedule 10 to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property” shall mean, collectively, the Patents, Trademarks, Copyrights, Trade Secrets, Licenses, Software and Domain Names.

“Intellectual Property Collateral” shall mean the Intellectual Property held or owned by each Pledgor or on a Pledgor’s behalf, including the Intellectual Property listed on Schedules 13(a), 13(b), 13(c) or 13(d) to the Perfection Certificate.

“Intercompany Notes” shall mean, with respect to each Pledgor, the Closing Date Intercompany Note and all intercompany notes held or hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing the Closing Date Intercompany Note and such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement dated as of March 2, 2015, among PNC Bank, N.A., as Senior Agent, U.S. Bank National Association, as Collateral Agent, and for certain limited purposes accepted and agreed to by the Issuer and certain of its affiliates referred to therein.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Issuer” shall have the meaning assigned to such term in the Preamble.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 7 to this Agreement.

“Legal Requirements” shall mean, as to any person, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, in each case whether or not having the force of law.

“Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Intellectual Property, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property.

“Material IP Collateral” shall mean Intellectual Property that is material to the use and operation of the business of any Pledgor.

“Mortgaged Property” shall mean each fee owned real property owned by the Issuer or any Guarantor which shall be subject to a mortgage or deed of trust delivered pursuant to Section 14.01 of the Indenture.

“Notes” has the meaning assigned to such term in the Indenture.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including those listed on Schedule 13(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and charged therein, (iii) reissues, divisions, continuations and continuations in part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated the date hereof, executed and delivered by each Pledgor party thereto in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5.

“Permitted Additional Pari Passu Obligations” shall have the meaning assigned to such term in Section 10.17.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

“Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. §9601(25) or any words of similar import defined under other applicable Environmental Law, or (b) all other actions required by any Governmental Authority to (i) clean up, remove, treat, remediate, contain, assess, abate, or monitor any Hazardous Materials at, in, on, under or from any Mortgaged Property, or otherwise in the Environment, (ii) prevent, stop, control or minimize the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies, investigations, maintenance or monitoring in connection with, following, or as a precondition to or to determine the necessity of, the actions set forth in clause (i) or (ii) above.

“Second Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement or any other Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject only to (a) non-consensual Permitted Liens that arise under any Legal Requirements, (b) customary landlords’ Liens (other than on receivables and any proceeds thereof) that are Permitted Liens pursuant to clause (28) of the definition of Permitted Liens and (c) Liens on assets that are Permitted Liens pursuant to clauses (2), (4), (5), (6) (in the case of Liens securing Surety Bonds, with respect to Surety Priority Collateral only), (7), (8), (13), (14) (in the case of Liens securing Surety Bonds, with respect to Surety Priority Collateral only), (15), (18), (19), (22), (23), (24), (26) and (31) (but with respect to clause (31) only to the extent that such Permitted Lien would otherwise be a Permitted Lien described in any of the foregoing clauses (a), (b) or (c)) of the definition of “Permitted Liens” in the Indenture; provided, however, except for Liens that are Permitted Liens pursuant to clauses (2), (4) and (5) of the definition of “Permitted Liens” in the Indenture, such Liens shall not include Liens on receivables or any proceeds thereof).

“Secured Obligations” means (a) any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), fees, indemnifications and other liabilities and obligations, and guarantees of payment of such principal, interest, fees, indemnifications and other liabilities, payable under any of (i) the Indenture, the Notes and the other Note Documents (including, without limitation, the Note Obligations) and (ii) any Additional Pari Passu Agreement and other documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Exhibit 6 hereto and has become a party to the Intercreditor Agreement, and (b) the obligations of each Pledgor to perform all of the covenants and other agreements of any kind whatsoever applicable to it under the Note Documents or other applicable documents referred to in clauses (i) and (ii) of the foregoing clause (a).

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, each Holder, each Additional Pari Passu Agent, each holder of Permitted Additional Pari Passu Obligations that constitute Secured Obligations and any other Person to whom any of the Secured Obligations are owing and which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Securities Account Control Agreement” shall mean a securities account control agreement in form and substance reasonably satisfactory to the Collateral Agent.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Securities Pledge Amendment” shall mean an agreement substantially in the form annexed hereto as Exhibit 2.

“Senior Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Security Agreement” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Credit Agreement” shall have the meaning assigned to such term in the Indenture.

“Senior Lien” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Software” shall mean computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC, all licensed rights to the foregoing, and all media on which any such programs, code, documentation or associated data may be stored.

“Successor Interests” shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is either (x) such Pledgor itself or (y) is no longer a Subsidiary of the Issuer or has been Disposed of in a Disposition permitted by the Indenture) formed by or resulting from any consolidation or merger in which any person listed on Schedule 1(a) to the Perfection Certificate is not the surviving entity.

“Taxes” shall mean (a) any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings or other similar charges, imposed by a Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing, and (b) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (a).

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 5.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), including those listed on Schedule 13(b) to the Perfection Certificate together with any and all (i) rights and privileges arising under applicable Legal Requirements with respect to such Pledgor’s use of any trademarks, (ii) goodwill associated therewith, (iii) renewals thereof, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements thereof.

“Trade Secrets” shall mean all trade secrets or other proprietary and confidential information including unpatented inventions, invention disclosures, financial data, technical data, personal information, customer lists, supplier lists, business plans, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, source code, object code, and data collections, personally identifiable information, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by reason of mandatory provisions of applicable Legal Requirements, any or all of the attachment, perfection or priority of the Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2 Interpretation. The rules of interpretation specified in the Indenture (including Section 1.03) shall be applicable to this Agreement.

SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

SECTION 1.4 Perfection Certificate. The Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

SECTION 1.5 References to Enforceability of Security Interests. Each reference in this Agreement to a security interest being enforceable is qualified as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following assets, properties and rights, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i) all Accounts;

(ii) all Equipment (including Commercial Motor Vehicles), Goods, Inventory and Fixtures;

(iii) all Documents, Instruments and Chattel Paper;

(iv) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(v) all Securities Collateral;

(vi) all Investment Property;

(vii) all Intellectual Property Collateral;

(viii) the Commercial Tort Claims described on Schedule 14 to the Perfection Certificate;

(ix) all General Intangibles;

(x) all Deposit Accounts;

(xi) all Money;

(xii) all Supporting Obligations;

(xiii) all books and records pertaining to the Pledged Collateral;

(xiv) to the extent not covered by clauses (i) through (xiii) of this sentence, choses in action and all other personal property of such Pledgor, whether tangible or intangible; and

(xv) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xv) above, (a) the security interest created by this Agreement shall not extend to any Excluded Property, and (b) the terms “Pledged Collateral”, “Initial Pledged Interests”, “Initial Pledged Shares”, “Additional Pledged Interests”, “Additional Pledged Shares”, “Successor Interests”, “Deposit Accounts” and any other relevant terms shall not include, any Excluded Property.

Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition causing or resulting in such personal property or other assets to constitute Excluded Property, the Pledged Collateral shall include, and each Pledgor shall be deemed to have granted a security in, all relevant previously restricted or conditioned right, title and interest in, to and under the personal property or other assets referred to in such paragraph, as the case may be, as if such restriction or condition had never been in effect.

SECTION 2.2 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Collateral Agent (but the Collateral Agent is not obligated) at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates; provided, however, such authorization shall not relieve any Pledgor from its respective obligations to take all actions required by the terms of this Agreement and the Indenture to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request. Such financing statements may describe the collateral in the same manner as described herein or may contain a description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary or reasonably advisable or prudent to ensure the perfection or priority of the security interest in the collateral granted to the Collateral Agent in connection herewith, including describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or similar language (regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC).

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Collateral Agent (but the Collateral Agent is not obligated) to file filings with the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the pledge and security interest granted by such Pledgor hereunder in its Intellectual Property Collateral registered with the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country), without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party; provided, however, such authorization shall not relieve any Pledgor from its respective obligations to take all actions required by the terms of this Agreement and the Indenture to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral.

(d) Notwithstanding anything to the contrary contained herein, no Pledgor shall be required to take any action to perfect a security interest in any of the following property except to the extent that such perfection can be accomplished by the filing of a UCC financing statement under the applicable provisions of the UCC (and all representations, warranties and covenants contained herein shall be deemed modified to reflect that no such steps have been, or are required to be, taken): (i) any Excluded Deposit Accounts; (ii) any Commercial Motor Vehicles covered by a certificate of title or ownership, (x) in each case, with an individual Fair Market Value of less than $25,000 per Commercial Motor Vehicle (it being understood and agreed that, for the avoidance of doubt, in determining the Fair Market Value of any such Commercial Motor Vehicle, the Fair Market Value of any equipment installed thereon shall be included in any such determination) or (y) if the Lien of the Senior Agent is listed on the certificate of title or ownership and the listing of a second Lien is not permitted by applicable Legal Requirements (provided other arrangements to perfect the liens of the Collateral Agent in such Commercial Motor Vehicles are satisfactory to the Collateral Agent hereunder (the Collateral Agent acknowledges that the arrangements in the Intercreditor Agreement are satisfactory to the Collateral Agent)); and (iii) any assets located outside of the United States except for Deposit Accounts, Securities Accounts and Equity Interests of a Foreign Subsidiary not constituting Excluded Property (but, in the case of the Equity Interests of a Foreign Subsidiary not constituting Excluded Property, each Pledgor shall be required to comply with the provisions of Sections 3.1 and, if an Event of Default has occurred and is continuing, 3.2); provided, that, so long as no Event of Default has occurred and is continuing, no Pledgor shall be required to enter into any agreement or take any action to perfect any Lien hereunder in the Equity Interests of a Foreign Subsidiary in accordance with applicable Legal Requirements of any jurisdiction other than the United States or any state, county, municipality or other political subdivision thereof or the District of Columbia.

(e) Notwithstanding anything to the contrary in this Agreement or the Indenture, including but not limited to the authorization contained this Section 2.2, each Pledgor is hereby obligated and directed to file on the Collateral Agent’s behalf for the benefit of the Collateral Agent and the Secured Parties, financing or continuation statements or documents necessary for creation, perfection or maintenance of the security interests granted hereby to the extent required by the terms of this Agreement and the Indenture, and the Collateral Agent may, but shall not be obligated to, make such filings and the Collateral Agent shall have no responsibility or liability for the foregoing.

SECTION 2.3 Second Priority Nature of Liens.

(a) Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a Second Priority Lien on and security interest in the Pledged Collateral and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. Notwithstanding anything herein to the contrary, until Discharge of the Senior Obligations, no Pledgor shall be required to deliver any Control Collateral (or any certificates, agreements or instruments representing or evidencing the Control Collateral) to the Collateral Agent, (or to execute and deliver any related stock powers or instruments of transfer, assignment or endorsement to the Collateral Agent) if such Collateral (or any such certificates, agreements or instruments or related instruments of transfer, assignment or endorsement) is required to be delivered to the Senior Agent under the Senior Credit Agreement and has been so delivered to the Senior Agent (and all representations, warranties and covenants contained herein shall be deemed modified to reflect that no such steps have been, or are required to be, taken). Any obligation of a Pledgor to segregate and hold Pledged Collateral in trust for the benefit of the Collateral Agent shall, until Discharge of the Senior Obligations, be subject to the prior rights of the Senior Agent in such Pledged Collateral as provided in the Intercreditor Agreement.

(b) Except as expressly provided in the second sentence of Section 2.3(a) of this Agreement, each Pledgor agrees that, in the event any Pledgor, pursuant to the Senior Credit Agreement (including the Senior Security Agreement), takes (or has taken prior to the date hereof) any action to grant or perfect a Lien in favor of the Senior Agent in any assets, such Pledgor shall also take such substantially similar action (to the extent not prohibited by applicable Legal Requirements) to grant or perfect a Lien in such assets (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent, including with respect to any personal property and real property in which the Senior Agent directs (or so directed prior to the date hereof) a Pledgor to grant or perfect a Lien or take such other action under the Senior Credit Agreement (including the Senior Security Agreement).

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a valid, enforceable, perfected Second Priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (and in any event within 10 Business Days) after receipt thereof by such Pledgor (as such date may be extended by the Collateral Agent in its sole discretion) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, after the Discharge of the Senior Obligations, at any time upon the occurrence and during the continuance of any Event of Default to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, after the Discharge of the Senior Obligations, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a valid, enforceable, perfected Second Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction that does not require the use of certificates to evidence equity ownership or any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, (i) if necessary to perfect a Second Priority security interest in such Pledged Securities (or if such action was taken or is being taken in favor of the Senior Agent under the Senior Credit Facilities (including the Senior Security Agreement)), cause such pledge to be recorded on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents reasonably necessary or appropriate to complete the pledge and, after Discharge of the Senior Obligations, give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and, upon the Collateral Agent’s reasonable request (or if provided or being provided to the Senior Agent), provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof and (ii) subject to Section 2.3(a), upon the Collateral Agent’s reasonable request, cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that the only UCC-1 financing statements and intellectual property filings necessary to perfect the security interest granted by each Pledgor to the Collateral Agent in respect of the Pledged Collateral (to the extent a UCC financing statement or intellectual property filing can perfect such security interest) are listed on Schedule 1 hereto. All such UCC-1 financing statements and intellectual property filings are completed and, to the extent necessary or appropriate, duly executed form for filing in each applicable governmental, municipal or other office specified in Schedule 1 hereto. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will take all action that is necessary so as to at all times maintain the security interest created by this Agreement in the Pledged Collateral of such Pledgor as a valid, enforceable, perfected Second Priority security interest (subject to the requirements of this Agreement), and shall defend such security interest against the claims and demands of all persons (other than the holders of such Permitted Liens that are expressly permitted hereunder to be senior in relative lien priority to the Liens of the Collateral Agent), (ii) such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written reasonable request of the Collateral Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including (x) the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and (y) the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable Legal Requirements to perfect (to the extent a security interest in such Pledged Collateral may be so perfected under applicable Legal Requirements), continue and maintain a valid, enforceable, Second Priority security interest, in the Pledged Collateral as provided (and to the extent required) herein and to preserve the Second Priority Liens and related rights and interests granted to the Collateral Agent hereunder, as against third parties claiming a prior security interest in the Pledged Collateral (other than the holders of such Permitted Liens that are expressly permitted hereunder to be senior in relative lien priority to the Liens of the Collateral Agent), with respect to the Pledged Collateral.

SECTION 3.4 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants and covenants as follows, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, Pledgors hereby represent and warrant that (i) no amounts in excess of $200,000 in any one case or $1,000,000 in the aggregate payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than the Intercompany Note, checks to be deposited in the ordinary course of business and the Instruments and Tangible Chattel Paper listed on Schedule 11 to the Perfection Certificate, (ii) the Intercompany Note has been properly assigned and delivered to the Senior Agent, accompanied by an endorsement to the Intercompany Note in the form attached thereto duly executed in blank by each Pledgor, and (iii) each such Instrument and each such item of Tangible Chattel Paper in excess of $200,000 in any one case or $1,000,000 in the aggregate for all such Instruments and Tangible Chattel Paper of Pledgors, has been properly endorsed, assigned and delivered to the Senior Agent, accompanied by instruments of transfer or assignment duly executed in blank. Subject to Section 2.3, if any amount, in excess of $200,000 in any one case or $1,000,000 in the aggregate for all such Instruments and Tangible Chattel Paper other than the Intercompany Note, then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper (other than checks to be deposited in the ordinary course of business), the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (and in any event within 10 Business

Days as such date may be extended by the Collateral Agent in its sole discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that so long as no Event of Default has occurred and is continuing, upon written reasonable request by the applicable Pledgor, the Collateral Agent shall promptly return such Instrument (other than the Intercompany Note) or Tangible Chattel Paper to the applicable Pledgor from time to time, to the extent reasonably necessary for collection in the ordinary course of such Pledgor’s business.

(b) Deposit Accounts. Pledgors hereby represent and warrant that (i) as of the date hereof, Pledgors have neither opened nor maintain any Deposit Accounts (other than any Excluded Deposit Account) in which Pledgors maintain an average monthly balance of $100,000 or more in any one Deposit Account (other than any Excluded Deposit Account), or $500,000 in the aggregate for all such Deposit Accounts (other than any Excluded Deposit Account) of Pledgors, other than the accounts listed on Schedule 15 to the Perfection Certificate. The Collateral Agent has a Second Priority Lien in each such Deposit Account (other than any Excluded Deposit Account), which security interest will be, upon the execution and delivery of a Deposit Account Control Agreement with respect thereto (which execution and delivery is required to be effected within 60 days from the date hereof (as such date may be extended by the Collateral Agent in its sole discretion) to the extent possible after using commercially reasonable efforts) perfected by Control. No Pledgor shall hereafter establish and maintain any Deposit Account (other than any Excluded Deposit Account) in which Pledgors maintain an average monthly balance of $100,000 or more in any one Deposit Account (other than any Excluded Deposit Account), or $500,000 in the aggregate for all such Deposit Accounts (other than any Excluded Deposit Account) of Pledgors unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days’ prior written notice (or such shorter time as may be agreed to by the Collateral Agent in its sole discretion) of its intention to establish such new Deposit Account with a Deposit Account Bank and (2) such Deposit Account Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement (or an amendment to an existing Deposit Account Control Agreement) with respect to such Deposit Account, in each case, to the extent an existing Deposit Account Control Agreement does not already cover such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions (or, in the case of Deposit Accounts for which the Collateral Agent is the Deposit Account Bank, take similar internal administrative action) directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless (i) an Event of Default has occurred and is continuing and (ii) the Discharge of the Senior Obligations has occurred. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Bank exercising its Control over any Deposit Account such Pledgor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Pledgor shall grant Control of any Deposit Account (other than an Excluded Deposit Account) to any person other than the Collateral Agent and the Senior Agent.

(c) Securities Accounts and Commodity Accounts. (i) Pledgors hereby represent and warrant that as of the date hereof, (1) Pledgors have neither opened nor maintain any Securities Accounts or Commodity Accounts in which the amount and/or fair market value of the financial assets and/or commodity contracts, as the case may be, held from time to time in all such accounts is greater than $100,000 in any one such account or $500,000 in the aggregate for all such accounts of Pledgors and (2) they do not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Excluded Property and Pledged Securities. If Pledgors shall at any time hold or acquire any certificated securities constituting Investment Property (other than Excluded Property) and having a fair market value of $100,000 or more in any one case or $500,000 in the aggregate for all such certificated securities of Pledgors, the applicable Pledgor shall promptly (and in any event within 10 Business Days of acquiring such security as such date may be extended by the Collateral Agent in its sole discretion) (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent. If any securities now or hereafter acquired by Pledgors constituting Investment Property (other than Excluded Property) and having a fair market value of $100,000 or more in any one case or $500,000 in the aggregate for all such securities of Pledgors are uncertificated and are issued to any Pledgor or its nominee directly by the issuer thereof, the applicable Pledgor shall promptly (and in any event within 10 Business Days of acquiring such security as such date may be extended by the Collateral Agent in its sole discretion) notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with Entitlement Orders or other instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account (other than an Excluded Deposit Account) with respect to which the Collateral Agent has Control or (c) after Discharge of the Senior Obligations, arrange for the Collateral Agent to become the registered owner of the securities. The Pledgors shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent 30 days’ prior written notice (or such shorter time as may be agreed to by the Collateral Agent in its sole discretion) of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions (or, in the case of Securities Accounts and Commodities Accounts for which the Collateral Agent is the Securities Intermediary or Commodity Intermediary, take similar internal administrative action) to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless (i) an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur and (ii) the Discharge of the Senior Obligations has occurred. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Securities Intermediary or Commodity Intermediary exercising its Control over any Securities Account and Commodity Account such Pledgor shall not give any instructions or orders with respect to such Securities Account and Commodity Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property or financial asset maintained in such Securities Account or Commodity Account. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent and the Senior Agent.

(ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable Legal Requirements; provided, further, that nothing herein shall relieve the Collateral Agent from any liability to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement, except for Charges that are immaterial or are being contested in good faith by appropriate proceedings and for which such Pledgor has set aside on its books adequate reserves in accordance with GAAP. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with the Indenture.

(d) Electronic Chattel Paper and Transferable Records. If any amount, individually or in the aggregate, in excess of $100,000 payable under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as is reasonably necessary to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees that the Pledgors, pursuant to procedures not adverse to the Collateral Agent or the Secured Parties and so long as such procedures will not result in the Collateral Agent’s loss of control, may make such alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as determined by the Issuer, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgors with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If Pledgors are, at any time, a beneficiary under a Letter of Credit now or hereafter issued in favor of Pledgors in an amount in excess of $200,000 in any one case or $1,000,000 in the aggregate for such Letters of Credit of Pledgors, other than a Letter of Credit that is a “supporting obligation” (as defined in Section 9-102 of the UCC) with respect to other Pledged Collateral in which the Collateral Agent has a valid, enforceable, perfected Second Priority security interest, each applicable Pledgor shall promptly (and in any event within 10 Business Days of becoming a beneficiary thereunder as such date may be extended by the Collateral Agent in its sole discretion) notify the Collateral Agent thereof and such applicable Pledgor shall use commercially reasonable efforts to, at the reasonable request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer or other nominated person of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in Section 9.1; provided, however, the Collateral Agent shall not exercise any rights with respect to such Letters of Credit until after the Discharge of the Senior Obligations.

(f) Commercial Tort Claims. As of the date hereof, Pledgors hereby represent and warrant that Pledgors do not hold any Commercial Tort Claims having a value reasonably believed by Pledgors to be in excess of $200,000 in any one case or $1,000,000 in the aggregate for all Commercial Tort Claims of Pledgors, other than those listed on Schedule 14 to the Perfection Certificate. If Pledgors shall at any time bring a Commercial Tort Claim having a value reasonably believed by Pledgors to be in excess of $200,000 in any one case or $1,000,000 in the aggregate for all Commercial Tort Claims of Pledgors, each applicable Pledgor shall promptly (and in any event within 10 Business Days of bringing such Commercial Tort Claim as such date may be extended by the Collateral Agent in its sole discretion) notify the Collateral Agent in writing signed by such applicable Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(g) Pledged Collateral in the Possession of a Third Party. If any Equipment of Pledgors with a fair market value in excess of $200,000 in any one case or $1,000,000 in the aggregate for all Equipment of Pledgors is in possession or control of any third party (excluding Equipment located on a job site), including any warehouseman, landlord, lessor, bailee or agent, each applicable Pledgor shall promptly (and in any event within 30 Business Days thereof as such date may be extended by the Collateral Agent in its sole discretion) notify the Collateral Agent thereof and, upon the request of the Collateral Agent, notify the third party of the Collateral Agent’s security interest therein and use its commercially reasonable efforts to obtain an acknowledgment from such third party that (i) it is holding the Equipment for the benefit of the Collateral Agent and (ii) such party will comply with instructions from the Collateral Agent with respect to such Pledged Collateral, without further consent of such applicable Pledgor; it being understood that, whether or not Collateral Agent has made such request, in the event that such a third party acknowledgment has been (or is being) obtained for the benefit of the Senior Agent, then such applicable Pledgor shall use commercially reasonable efforts also obtain a substantially similar third party acknowledgment for the benefit of the Collateral Agent. The Collateral Agent agrees not to issue any such instructions until after Discharge of the Senior Obligations.

SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuer that, from time to time, after the date hereof shall be required to become a Guarantor and pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to Section 4.18 of the Indenture, to execute and deliver to the Collateral Agent (i) a Joinder Agreement within 30 days after the date on which it was acquired or created (as such date may be extended by the Collateral Agent in its sole discretion) and (ii) a Perfection Certificate within 30 days after the date on which it was acquired or created (as such date may be extended by the Collateral Agent in its sole discretion) and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement or any other Note Document.

SECTION 3.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as each of the Collateral Agent or such Pledgor may in its reasonable judgment deem necessary, wherever required by applicable Legal Requirements, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Pledged Collateral or permit the Collateral Agent (subject to the terms of the Intercreditor Agreement) to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request (subject to the limitations contained in this Agreement). If an Event of Default has occurred and is continuing, in addition to the rights and remedies available to the Collateral Agent pursuant to Article VIII hereof and in the other Note Documents, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or reasonably expedient to prevent any impairment of the security interest in the Pledged Collateral or the perfection or priority thereof. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns (or has a License to, in the case of Intellectual Property) and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others.

SECTION 4.2 Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Schedule 1 hereto, a valid, enforceable, perfected Second Priority security interest in all the Pledged Collateral to the extent a security interest in such Pledged Collateral can be perfected pursuant to such filings. Each Pledgor hereby covenants to file or cause to be filed the filings described in Schedule 1 hereto. The security interest and Lien granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this

Agreement in and on the Pledged Collateral will at all times constitute a valid, enforceable, perfected (subject to the limitations herein and in the Indenture), continuing Second Priority security interest therein.

SECTION 4.3 Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the Second Priority security interest therein granted to the Collateral Agent against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party, other than such claims and demands brought by holders of Permitted Liens. Except as permitted by the Indenture, (a) there is no agreement that restricts the transferability of any of the Pledged Collateral or otherwise impairs or conflicts with any Pledgor’s obligations or the rights of the Collateral Agent hereunder, and (b) the Pledgors shall not enter into any agreement or take any other action that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with any Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4 Other Financing Statements. No Pledgor has filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind all or any part of the Pledged Collateral of record in any public office, except such as have been filed in favor of the Senior Lien Agent pursuant to the Senior Security Agreement or in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Indenture (including with respect to Permitted Liens) or financing statements or public notices relating to the termination statements listed on Schedule 8(a) to the Perfection Certificate. No person other than the Collateral Agent has, or will have, control or possession of all or any part of the Pledged Collateral, except as expressly permitted by the Indenture, the Intercreditor Agreement or this Agreement (including Section 3.4(g) of this Agreement) and no Pledgor shall execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in favor of the Senior Lien Agent pursuant to the Senior Security Agreement or in favor of the Collateral Agent or as permitted by the Indenture (including with respect to Permitted Liens).

SECTION 4.5 Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. Such Pledgor shall, (i) unless it shall have given the Collateral Agent not less than 20 days’ prior written notice (or such shorter period as may be agreed to by the Collateral Agent in its sole discretion) (in the form of an Officers’ Certificate), not change its name, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization and (ii) take all actions necessary or reasonably advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Pledged Collateral granted or intended to be granted hereunder, which in the case of any merger or other change in organizational structure shall include delivering a written notice (in the form of an Officers’ Certificate) upon completion of such merger or other change in organizational structure confirming the grant of the security interest under this Agreement. The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in this Section 4.5. The Collateral Agent shall not be liable or responsible to any party for any failure to maintain a valid, enforceable, perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6 Location of Equipment. As of the date hereof, all owned Equipment (other than Commercial Motor Vehicles) of such Pledgor (excluding Equipment located on a job site) with a Fair Market Value in excess of $200,000 in any one case or $1,000,000 in the aggregate is located at the chief executive office or such other location listed on Schedules 2(a), 2(b), 2(c), 2(d) and 2(e) to the Perfection Certificate. Such Pledgor shall notify Collateral Agent of any move of any owned Equipment (other than Commercial Motor Vehicles) (excluding Equipment located on a job site) with a Fair Market Value in excess of $200,000 in any one case or $1,000,000 in the aggregate to any other location within 30 days or such longer period as may be agreed by the Collateral Agent in its sole discretion (in the form of an Officers’ Certificate) of doing so, clearly describing such new location within the continental United States and (ii) with respect to such new location, such Pledgor shall have taken all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby (subject to the requirements contained herein).

SECTION 4.7 Corporate Names; Prior Transactions. Except as set forth in Schedules 1(a), 1(b), 1(c) and 3 to the Perfection Certificate, such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any material portion of its property or assets out of the ordinary course of business.

SECTION 4.8 Due Authorization and Issuance. To such Pledgor’s knowledge (in the case of Pledged Shares issued by a person other than a Subsidiary of such Pledgor), all of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.

SECTION 4.9 Consents, etc. No consent of any party (including equityholders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other person is required for the exercise by the Collateral Agent of (i) the voting or other rights provided for in this Agreement or (ii) the remedies in respect of the Pledged Collateral pursuant to this Agreement other than the Senior Agent as contemplated by the Intercreditor Agreement. In the event that the Collateral Agent desires following the Discharge of the Senior Obligations to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement upon the occurrence and during the continuation of an Event of Default and reasonably determines it necessary to obtain any approvals or consents of any Governmental Authority or regulatory body or any other person therefor, then, upon the reasonable request of the Collateral Agent, each Pledgor agrees to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.10 Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered that is required to be delivered pursuant to any Note Document to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects when so delivered.

SECTION 4.11 Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose during the existence of an Event of Default, such Net Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure. The Collateral Agent shall retain its interest in the insurance policies and coverages required to be maintained pursuant to the Indenture during any redemption period.

SECTION 4.12 Payment of Taxes; Compliance with Legal Requirements; Contesting Liens; Charges. Each Pledgor may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture. Notwithstanding the foregoing sentence, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor reasonably satisfactory to the Collateral Agent, or such Secured Party, as the case may be, and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.12 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

SECTION 4.13 Access to Pledged Collateral. Books and Records; Other Information. Each Pledgor shall permit representatives of the Collateral Agent to visit and inspect its financial records and any of its properties at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit such representatives to discuss the affairs, finances, accounts and condition of any Pledgor with the officers and employees thereof and advisors therefor (including independent accountants). Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right, but not the obligation, to access any Mortgaged Property to undertake any Response that the Collateral Agent in its reasonable discretion deems appropriate at the sole cost and expense of the Pledgors.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or intercompany notes of any person (other than Excluded Property), accept the same in trust for the benefit of the Collateral Agent and promptly (and in any event within 10 Business Days thereafter as such date may be extended by the Collateral Agent in its sole discretion) deliver to the Collateral Agent a Securities Pledge Amendment, duly executed by such Pledgor, and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or intercompany notes that are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or intercompany notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Securities Pledge Amendment to this Agreement and agrees that all Pledged Securities or intercompany notes listed on any Securities Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2 Voting Rights; Distributions; etc.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the other Note Documents or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner that is disadvantageous to the Collateral Agent or any Holder in any material respect (it being understood that exercising such voting rights to approve a transaction that is permitted by the Indenture will not be deemed to be disadvantageous to any Collateral Agent or Holder); and

(B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of Pledged Securities or Intercompany Notes shall promptly (and in any event within 10 Business Days after receipt thereof as such date may be extended by the Collateral Agent in its sole discretion) be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

(ii) After the Discharge of the Senior Obligations, upon receipt of notice from the Collateral Agent after the occurrence and during the continuance of any Event of Default (although no such notice shall be required in the case of an Event of Default under Section 6.01(a)(xii) or 6.01(a)(xiii) of the Indenture):

(A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) shall cease, and (subject to the terms of the Intercreditor Agreement) all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights until the applicable Event of Default is no longer continuing, in which case the Collateral Agent’s rights under this Section 5.2(ii)(A) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing; and

(B) All rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) without further action shall cease and (subject to the terms of the Intercreditor Agreement) all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions until the applicable Event of Default is no longer continuing, in which case the Collateral Agent’s rights under this Section 5.2(ii)(B) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing.

(iii) After Discharge of the Senior Obligations, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii)(A) and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B).

(iv) All Distributions that are received by any Pledgor contrary to the provisions of Section 5.2(ii)(B) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Pledgor and (subject to the terms of the Intercreditor Agreement) shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

SECTION 5.3 Organizational Documents. As of the date hereof, each Pledgor has delivered to the Collateral Agent true, correct and complete copies of the Organizational Documents of such Pledgor. As of the date hereof, the Organizational Documents of each Pledgor are in full force and effect, have not as of the date hereof been amended or modified except as disclosed in writing to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default under any such Organizational Documents. No Pledgor will terminate or agree to terminate any Organizational Documents except as permitted by the Indenture.

SECTION 5.4 Default. As of the date hereof, each Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it hereunder, and such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. As of the date hereof, no Securities Collateral pledged by each Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.5 Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

(i) In the case of each Pledgor that is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii) In the case of each Pledgor that is a partner, member or holder of any Equity Interests in a partnership, limited liability company or other entity the Equity Interests of which are not Excluded Property, such Pledgor hereby consents to the extent required by the applicable Organizational Documents of such Pledgor to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default after the Discharge of the Senior Obligations, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, member or holder of Equity Interests in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, a limited partner, member or holder of Equity Interests, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1 Registration. Each Pledgor represents and warrants that as of the date hereof: (i) the Intellectual Property set forth on Schedules 13(a), 13(b), 13(c) and 13(d) to the Perfection Certificate

constitutes all of the registrations or applications for registration of Intellectual Property in the offices covered by those schedules owned or held by any Pledgor as of the date hereof; (ii) except as set forth in Schedules 13(a), 13(b), 13(c) and 13(d) to the Perfection Certificate or as otherwise permitted by the Indenture, it is the true, lawful and exclusive owner of all registrations and applications for registration of Intellectual Property listed in such Schedules to the Perfection Certificate hereto; (iii) all registrations listed on Schedules 13(a), 13(b), 13(c) and 13(d) to the Perfection Certificate are valid and in full force and effect; and (iv) except as set forth on Schedules 13(a), 13(b), 13(c) and 13(d) to the Perfection Certificate or as otherwise permitted by the Indenture, no Pledgor has granted to a third party any license rights to any Intellectual Property Collateral other than in the ordinary course of business.

SECTION 6.2 No Violations or Proceedings. Each Pledgor represents and warrants that since December 31, 2013, it has not received any third party claim, and no such claim is pending, that alleges any aspect of such Pledgor’s present business operations may infringe, violate, misuse, dilute, or misappropriate any Intellectual Property right of any other person, in each case, that could reasonably be expected to have a Material Adverse Effect. Each Pledgor represents and warrants that except as set forth in Schedules 13(a), 13(b), 13(c) and 13(d) to the Perfection Certificate or as otherwise permitted by the Indenture, (a) the Intellectual Property set forth in such Schedules to the Perfection Certificate has not been canceled, (b) such Pledgor is not aware of any third-party claim challenging the validity of, or Pledgor’s rights to, such registrations and applications, and (c) no Pledgor is aware of any material basis for such claims or any material reason that any of said applications will not mature into registrations.

SECTION 6.3 Maintenance of Registration. Each Pledgor shall, at its own expense, diligently process all documents reasonably required to maintain all registrations and applications for registration of its Material IP Collateral (other than with respect to registrations and applications deemed by such Pledgor in its reasonable business judgment to be no longer used in or useful for its business), including (i) the prompt filing of affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Trademarks that constitute Material IP Collateral, (ii) the timely payment of all fees and disbursements in connection therewith as well as any post-issuance fees due in connection with Patents that constitute Material IP Collateral, and (iii) refraining from the abandonment of any filing of affidavit of use or any application of renewal prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Pledgor in its reasonable business judgment to be no longer prudent to pursue). At its own cost and expense, each Pledgor shall diligently prosecute all applications for registrations of Material IP Collateral and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent prior written consent of the Collateral Agent or as otherwise permitted by the Indenture (other than with respect to registrations and applications deemed by such Pledgor in its reasonable business judgment to be no longer prudent to pursue).

SECTION 6.4 Licenses and Assignments. Except as otherwise permitted by the Indenture, each Pledgor hereby agrees not to divest itself of any Material IP Collateral or allow any material License to terminate or lapse prior to its scheduled expiration absent prior written approval of the Collateral Agent (other than where deemed by such Pledgor in its reasonable business judgment to be no longer used in or useful for its business).

SECTION 6.5 Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright that is Material IP Collateral or (B) the institution of any material proceeding or any materially adverse determination in any federal, state, local or foreign court or administrative body regarding such

Pledgor’s claim of ownership in or right to use any of the Material IP Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Material IP Collateral used in or useful for the Pledgor’s business in a manner consistent with Sections 6.3 and 6.4 and as otherwise required by the Indenture, (iii) during the continuance of an Event of Default after the Discharge of the Senior Obligations, within five Business Days after written notice from the Collateral Agent, make available to the Collateral Agent, to the extent within such Pledgor’s reasonable power and authority, such personnel in such Pledgor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Pledgor under or in connection with the Intellectual Property Collateral, such persons to be available to perform their prior functions on the Collateral Agent’s behalf, (iv) not settle any pending or future material litigation or material administrative proceeding with respect to such Material IP Collateral without the prior written consent of the Collateral Agent, (v) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event that could reasonably be expected to materially and adversely affect the value or utility of the Material IP Collateral, the ability of such Pledgor or the Collateral Agent to dispose of such Material IP Collateral or any material portion thereof or the rights and remedies of the Collateral Agent in relation thereto including a levy or written threat of levy or any material legal process against such Material IP Collateral owned or licensed by such Pledgor or any portion thereof, (vi) not license the Material IP Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder to the extent such rights to receive payments are material to the business of such Pledgor, or in any manner that would materially impair the value of the Material IP Collateral taken as a whole or the Lien on and security interest in the Material IP Collateral intended to be granted to the Collateral Agent for the ratable benefit of the Secured Parties, without the prior written consent of the Collateral Agent, (vii) diligently keep adequate records respecting the registered Material IP Collateral and (viii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Material IP Collateral and such other materials evidencing or reports pertaining to the Material IP Collateral as the Collateral Agent may from time to time reasonably request.

SECTION 6.6 After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid and performed in full (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Indenture or this Agreement, survive the termination thereof), (i) obtain any rights to any additional Material IP Collateral or (ii) become entitled to the benefit of any additional Material IP Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Material IP Collateral, any filing of a statement of use for any Trademark application, or any improvement on any Material IP Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this sentence with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party (excluding any Intellectual Property Collateral that constitutes Excluded Property). Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 13(a), 13(b), 13(c) and 13(d) to the Perfection Certificate to include any Material IP Collateral acquired or arising after the date hereof of such Pledgor.

SECTION 6.7 Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. After Discharge of the Senior Obligations, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for registration of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.7 in accordance with Section 14.02(a) of the Indenture. In the event that the Collateral Agent shall elect not to bring such suit to enforce the Intellectual Property Collateral while an Event of Default has occurred and is continuing, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all actions necessary, whether by suit, proceeding or other action, to prevent the material infringement, counterfeiting, unfair competition, dilution, diminution in value of or other material damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain to the extent commercially reasonable to do so, any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

SECTION 6.8 Intent-to-Use Trademark and Service Mark Applications. In connection with any intent-to-use trademark or service mark applications whether listed on Schedule 13(b) to the Perfection Certificate or otherwise with respect to any Material IP Collateral (including any unused trademark or service mark applications that are expected to become Material IP Collateral), the relevant Pledgor shall file a bona fide statement of use and shall take such other actions or steps as shall be required by the United States Patent and Trademark Office reasonably promptly following the date of first use in commerce of the mark that is the subject of such application, unless such Pledgor decides otherwise subject to Sections 6.3 and 6.4 herein. Upon acceptance of such bona fide statement of use by the United States Patent and Trademark Office, such application shall automatically become subject to the security interest granted herein. The Pledgors shall execute any further documents and instruments as the Collateral Agent may deem necessary or appropriate to confirm, implement, or enforce the Collateral Agent’s security interest in such applications. If the Pledgors fail to execute such further documents and instruments within five days of presentment, the Collateral Agent may, in the name of, and on behalf of, the Pledgors, execute such documents and instruments and make appropriate disposition of same, and the Pledgors hereby irrevocably appoint the Collateral Agent as their lawful attorney-in-fact with full power to do so. The foregoing power of attorney is coupled with an interest and such appointment shall be irrevocable for the term hereof.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1 Special Representation and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are in all material respects genuine and correct and what they purport to be, (ii) to the Pledgor’s knowledge, represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (iii) will, in the case of an Account, except for the original or duplicate original invoice sent to purchaser evidencing such purchaser’s account, be the only original writing evidencing and embodying such obligation of the account debtor named therein and (iv) are in all material respects in compliance and conform with all applicable Legal Requirements.

SECTION 7.2 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default and the Discharge of the Senior Obligations, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.3 Legend. At the request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, at any time after the occurrence and during the continuance of any Event of Default, each Pledgor shall legend the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.4 Modification of Terms, etc. Except in the ordinary course of business consistent with its collection practices as in effect from time to time, no Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto, or extend or renew any such obligations or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Accounts.

SECTION 7.5 Collection. Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with its collection practices as in effect from time to time (including Accounts that are delinquent, such Accounts to be collected in accordance with such Pledgors collection practices as in effect from time to time), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including reasonable attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

REMEDIES

SECTION 8.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, and subject to the Intercreditor Agreement, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it under the Note Documents, applicable law or otherwise, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so reasonably designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places reasonably designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article IX hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale to the extent permitted by applicable Legal Requirements and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 8.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by any Legal Requirement, 10 days prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which case no such prior notice shall be required). No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 8.3 Waiver of Notice and Claims; Other Waivers; Marshalling.

(i) Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, notice of judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any Legal Requirement, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Legal Requirements (i) all damages occasioned by such taking of possession, except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Legal Requirements. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

(ii) Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of Credit Extensions, Pledged Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description.

(iii) The Collateral Agent shall not be required to marshal any present or future collateral security (including the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby agrees that it will not invoke any Legal Requirement relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Legal Requirements.

SECTION 8.4 Standards for Exercising Rights and Remedies. To the extent that applicable Legal Requirements impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Pledged Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other Legal Requirements, to fail to obtain consents for Governmental Authorities or third parties for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to fail to remove liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Pledged Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Pledged Collateral. The Pledgors acknowledge that the purpose of this Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the UCC or other Legal Requirements of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limiting the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Legal Requirements in the absence of this Section 8.4.

SECTION 8.5 Certain Sales of Pledged Collateral.

(i) Each Pledgor recognizes that, by reason of certain prohibitions contained in Legal Requirements, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Legal Requirements, the Collateral Agent shall have no obligation to engage in public sales.

(ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities’ laws, the Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.

(iii) Notwithstanding the foregoing, each Pledgor shall, after the Discharge of the Senior Obligations, upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, cause any registration, qualification under or compliance with any federal, state or foreign securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will cause such registration to be effected (and be kept effective) and cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state or foreign securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or reasonably necessary to make the statements therein not misleading.

(iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall, and shall cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number and nature or interest, of securities or other instruments included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(v) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 8.6 No Waiver; Cumulative Remedies.

(i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable Legal Requirements, in equity or otherwise.

(ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 8.7 Certain Additional Actions Regarding Intellectual Property. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Article VIII at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent licensable, exercisable solely upon the occurrence and during the continuance of any Event of Default after the Discharge of the Senior Obligations, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to any Pledgor) to use, assign, license, sublicense or otherwise dispose of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor (excluding, for the avoidance of doubt, any License that by its terms is prohibited from being so licensed to the extent constituting Excluded Property), wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof. Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Pledgor, take any or all of the following actions: (i) declare the entire right, title and interest of such Pledgor in and to the Intellectual Property Collateral, vested in the Collateral Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 10.2 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Intellectual Property Collateral along with any goodwill of such Pledgor’s business symbolized by any Trademarks that are included in such Intellectual Property; and (iii) direct such Pledgor to refrain, in which event such Pledgor shall refrain, from using the Intellectual Property Collateral in any manner whatsoever, directly or indirectly. Such Pledgor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property Collateral and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable Domain Name registrar to the Collateral Agent.

ARTICLE IX

APPLICATION OF PROCEEDS

SECTION 9.1 Application of Proceeds.

(i) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies, subject to the Intercreditor Agreement, shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

first, to amounts owing to the Trustee and the Collateral Agent, their agents and attorneys, in accordance with the terms of the Indenture;

second, to amounts owing to any Additional Pari Passu Agent in its capacity as such in accordance with the terms of such Additional Pari Passu Agreement;

third, ratably to amounts owing to the holders of Secured Obligations in accordance with the terms of the Indenture and Additional Pari Passu Agreements; and

fourth, to the Issuer and/or other persons entitled thereto.

(ii) In making the determination and allocations required by this Section 9.1, the Collateral Agent may conclusively rely upon information supplied by the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

(iii) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 9.1.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Concerning Collateral Agent.

(i) The Collateral Agent has been appointed as Collateral Agent pursuant to the Indenture. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Indenture. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii) Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, (y) failing to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control.

(v) The Collateral Agent will not be liable for interest on any money received by it or risk or expend any of its own funds. No provision of this Agreement will require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(vi) In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regards thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et. Seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to any Person for any environmental claims or contribution action under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or under the other Note Documents or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any Person other than a Pledgor, a majority in interest of the Secured Parties shall direct the Collateral Agent to appoint an appropriately qualified Person who they shall designate to possess, own, operate or manage, as they case may be, the Collateral.

(vii) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Article 7 and Section 14.02 of the Indenture. Without limitation (or duplication) of its indemnification obligations under the other Note Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent against, and hold harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against Collateral Agent arising out of, in connection with, or as a result of (a) the execution, delivery or performance of this Agreement or any other Note Document to which such Pledgor is a party or any agreement on instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby or (b) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral (including , any environmental claims or contribution actions under any federal, state or local law, rule or regulation), whether or not the Collateral Agent is a party thereto; provided, however, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Agent.

SECTION 10.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement and such failure constitutes an Event of Default (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges as required herein, (iii) make repairs, or (iv) discharge Liens or pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.12 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of the Indenture. Neither the provisions of this Section 10.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Note Documents which the Collateral Agent may deem necessary or reasonably advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 10.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any obligations held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

SECTION 10.4 Termination; Release. When all the Secured Obligations have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Indenture or the Security Documents, survive the termination thereof), this Agreement shall terminate. Upon termination hereof, the security interests granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor or to such other person as may be entitled thereto pursuant to any Order or other applicable Legal Requirement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Indenture, the Collateral Agent shall promptly, upon the written request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the Pledgors, against receipt and without recourse to or warranty of any kind (either express or implied) by the Collateral Agent (except that the Collateral Agent has not assigned or otherwise transferred its security interest in the Pledged Collateral), such of the Pledged Collateral to be released (in the case of a release) as may be in possession or control of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, with such endorsements or proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

Without limiting the foregoing, the Liens securing the obligations under the Indenture (including, without limitation, the Note Obligations) will be released, in whole or in part, as provided in Article 14 of the Indenture (including, without limitation, Sections 14.04 and 14.10 thereof).

The Liens securing Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in Additional Pari Passu Agreement governing such obligations.

SECTION 10.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture (and each applicable Additional Pari Passu Agreement) and unless in writing and signed by the Collateral Agent (and Additional Pari Passu Agent, if applicable). The Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate stating that such amendment, modification, supplement, termination or waiver is authorized or permitted by the Indenture, this Agreement, the Intercreditor Agreement and any Additional Pari Passu Agreement, and that all conditions precedent to the execution of such have been satisfied. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations (including any Additional Pari Passu Agreement), no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 10.6 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture, as to the Collateral Agent, addressed to it at the address set forth in the Indenture, and as to any Additional Pari Passu Agent, addressed to is at the address set forth in the applicable Additional Pari Passu Joinder Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.

SECTION 10.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE PLEDGORS, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

(b) Each of the Issuer, Guarantors and Pledgors: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

SECTION 10.8 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the immediately preceding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 10.11 Waiver of Stay. Each Pledgor covenants that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under any Bankruptcy Law or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under any Bankruptcy Law or any similar provision in any such Legal Requirement is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives its right to (to the extent it may lawfully do so) at any time insist upon, plead or in any whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Note Document or any other document evidencing the Secured Obligations. Each Pledgor further covenants that it will not hinder, delay or impede the execution of any power granted herein to the Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

SECTION 10.12 No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 10.13 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 10.14 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Note Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 10.14 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture or the other Note Documents.

SECTION 10.15 Overdue Amounts. Until paid, all amounts due and payable under this Agreement (other than contingent indemnification obligations for which no claim or demand has been made after the payment in full of all other Secured Obligations) shall constitute Secured Obligations and shall bear interest, whether before or after judgment, at the Default Rate. For the avoidance of doubt, the requirement to pay interest at the Default Rate pursuant to this Section 10.15 does not apply to amounts payable for principal or interest with respect to the Notes or Permitted Additional Pari Passu Obligations.

SECTION 10.16 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii) any lack of validity or enforceability of any Note Document, or any other agreement or instrument relating thereto against any Pledgor;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Note Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, or any Note Document; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor other than the payment in full in cash of the Secured Obligations.

SECTION 10.17 Permitted Additional Pari Passu Obligations.

(i) On or after the Issue Date, the Issuer may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated, the aggregate principal amount or face amount thereof and the terms and Additional Pari Passu Debt Documents governing such obligations, and stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture, the other Note Documents and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Pledgors have complied with their obligations under Section 3.4; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit 6 hereto), (c) an Officers’ Certificate and Opinion of Counsel to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture, the other Note Documents and each then extant Additional Pari Passu Agreement (upon which the Collateral Agent may conclusively and exclusively rely) and (d) evidence that the Additional Pari Passu Agent for the applicable series of Permitted Additional Pari Passu Obligations has entered into an agency agreement with the Collateral Agent that is acceptable to the Collateral Agent, acting in its sole discretion.

(ii) Notwithstanding the delivery of the Additional Pari Passu Joinder Agreement set forth above, the Collateral Agent shall not be obligated to act as Collateral Agent for any New Secured Parties (as such term is defined in Exhibit 6 hereto) whatsoever or to execute any document whatsoever (including any agency agreement) if in the sole judgment of the Collateral Agent doing so would impose, purport to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability for which the Collateral Agent is not in its sole discretion fully protected. In no event shall the Collateral Agent be subject to any document that it has not executed. The Additional Pari Passu Joinder Agreement shall not be effective until it has been accepted in writing by the Collateral Agent.

SECTION 10.18 Collateral Agent’s Right and Remedies Subject to the Intercreditor Agreement. Notwithstanding anything in this Agreement to the contrary, all of the rights and remedies of the Collateral Agent under this Agreement are subject to the terms of the Intercreditor Agreement and may only be exercised by the Collateral Agent at the times, in the manner and subject to the conditions set forth in the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

LAYNE CHRISTENSEN COMPANY,
as a Pledgor

By:	/s/ Andrew T. Atchison
Name:	Andrew T. Atchison
Title:	Chief Financial Officer

BENCOR CORPORATION OF AMERICA-FOUNDATION SPECIALIST
COLLECTOR WELLS INTERNATIONAL, INC.
FENIX SUPPLY LLC
INLINER TECHNOLOGIES, LLC
INTERNATIONAL DIRECTIONAL SERVICES, L.L.C.
LAYNE HEAVY CIVIL, INC.
LAYNE INLINER, LLC
LAYNE TRANSPORT CO.
LINER PRODUCTS, LLC
REYNOLDS WATER ISLAMORADA, LLC
VIBRATION TECHNOLOGY, INC.
W.L. HAILEY & COMPANY, INC.
BOYLES BROS. DRILLING COMPANY
CHRISTENSEN BOYLES CORPORATION
LAYNE INTERNATIONAL, LLC
LAYNE SOUTHWEST, INC.
MEADORS CONSTRUCTION CO., INC.
MID-CONTINENT DRILLING COMPANY each as a Pledgor

By:	/s/ Andrew T. Atchison
Name:	Andrew T. Atchison
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to Security Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

Signature Page to Security Agreement

SCHEDULE 1

PERFECTION STEPS

Filings/Filing Offices

Type of Filings	Entity	Applicable Security Document	Jurisdictions
UCC-1	Layne Christensen Company	Security Agreement	Delaware
UCC-1	Bencor Corporation of America-Foundation Specialist	Security Agreement	Delaware
UCC-1	Boyles Bros. Drilling Company	Security Agreement	Utah
UCC-1	Christensen Boyles Corporation	Security Agreement	Delaware
UCC-1	Collector Wells International, Inc.	Security Agreement	Ohio
UCC-1	Fenix Supply, LLC	Security Agreement	Delaware
UCC-1	Inliner Technologies, LLC	Security Agreement	Indiana
UCC-1	International Directional Services, L.L.C.	Security Agreement	Delaware
UCC-1	Layne Heavy Civil, Inc.	Security Agreement	Indiana
UCC-1	Layne Inliner, LLC	Security Agreement	Indiana
UCC-1	Layne International, LLC	Security Agreement	Delaware
UCC-1	Layne Southwest, Inc.	Security Agreement	New Mexico
UCC-1	Layne Transport Co.	Security Agreement	Indiana

Schedule 1 to Security Agreement

UCC-1	Liner Products, LLC	Security Agreement	Indiana
UCC-1	Meadors Construction Co., Inc.	Security Agreement	Florida
UCC-1	Mid-Continent Drilling Company	Security Agreement	Delaware
UCC-1	Reynolds Water Islamorada, LLC	Security Agreement	Delaware
UCC-1	Vibration Technology, Inc.	Security Agreement	Delaware
UCC-1	W. L. Hailey & Company, Inc.	Security Agreement	Tennessee
Patent Security Agreement	Layne Christensen Company	Security Agreement	USPTO
Patent Security Agreement	Inliner Technologies, LLC	Security Agreement	USPTO
Patent Security Agreement	Christensen Boyles Corporation	Security Agreement	USPTO
Patent Security Agreement	Layne Inliner, LLC	Security Agreement	USPTO
Trademark Security Agreement	Layne Christensen Company	Security Agreement	USPTO
Trademark Security Agreement	Inliner Technologies, LLC	Security Agreement	USPTO
Trademark Security Agreement	Bencor Corporation of America-Foundation Specialist	Security Agreement	USPTO
Trademark Security Agreement	Layne Heavy Civil, Inc.	Security Agreement	USPTO
Trademark Security Agreement	Liner Products, LLC	Security Agreement	USPTO

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of (a) that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Security Agreement”), dated as of April 15, 2014, made by Layne Christen Company, a Delaware corporation (the “Administrative Borrower”), the Subsidiaries of the Administrative Borrower from time to time party thereto as Co-Borrowers, the Subsidiary Guarantors from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), and (b) that certain Security Agreement, dated as of March 2, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement” ; and together with the Senior Security Agreement, the “Security Agreements”), made by LAYNE CHRISTENSEN COMPANY, a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”; and together with the Administrative Agent, the “Agents”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreements), (ii) agrees promptly to note on its books the security interests granted to the Agents and confirmed under the Security Agreements, (iii) agrees that it will comply with instructions of the Administrative Agent or, following the receipt by it of a Notice of Termination of First Lien Obligations in the form of Annex A hereto from the Administrative Agent, the Collateral Agent, with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the UCC) is the State of             , U.S.A., (v) agrees to notify the Agents upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Agents therein (other than Permitted Liens) and (vi) waives any right or requirement at any time hereafter to receive a copy of the Security Agreements in connection with the (a) registration of any Securities Collateral thereunder in the name of the Administrative Agent or, following the receipt by it of a Notice of Termination of First Lien Obligations in the form of Annex A hereto, the Collateral Agent, or their respective nominees or (b) the exercise of voting rights by the Administrative Agent or, following the receipt by it of a Notice of Termination of First Lien Obligations in the form of Annex A hereto, the Collateral Agent, or their respective nominees.

[ ]

By:
Name:
Title:

Issuer’s Acknowledgment

Annex A

[Name of Issuer]

[Address]

[                                         ]

Re: Notice of Termination of First Lien Obligations

Ladies and Gentlemen:

You are hereby notified that the Senior Security Agreement has been terminated. Capitalized terms used but not defined herein shall have the meanings set forth in the Issuer’s Acknowledgement, dated as of                  , 201    , by you issued pursuant to that certain Security Agreement dated as of March 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”), among Layne Christensen Company, a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, and the exercise of any right or remedy with respect hereto, are subject to the provisions of the Intercreditor and Subordination Agreement dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and each other Senior Claimholder from time to time (as such terms are defined in the Subordination Agreement), and U.S. BANK NATIONAL ASSOCIATION (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.

This Security Pledge Amendment, dated as of                  , 201     (the “Pledge Amendment”) is delivered pursuant to Section 5.1 of that certain Security Agreement dated as of January     , 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), among LAYNE CHRISTENSEN COMPANY, a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

[ ]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Securities Pledge Amendment Page 1 of 2

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

Securities Pledge Amendment Page 2 of 2

EXHIBIT 3

[Form of]

COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (this “Copyright Security Agreement”), dated as of [                 ], 20[    ], by [            ], a [            ][            ] (the “Pledgor”) and U.S. Bank National Association, in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) pursuant to the Indenture dated as of March 2, 2015, among Layne Christensen Company, as Issuer, certain Subsidiaries of the Issuer party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Pledgor is a party to a Second Lien Security Agreement of even date with the Indenture (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (collectively, the “Copyright Collateral”):

(a)	Copyrights of such Pledgor, including as listed on Schedule 1 attached hereto;

(b)	all Proceeds of any and all of the foregoing (other than Excluded Property); and

(c)	all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights or unfair competition regarding the same.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Copyright Security Agreement Page 1 of 4

SECTION 4. Termination. Upon the full payment and performance of the Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Indenture or the Security Agreement, survive the termination thereof), upon written request of the Pledgor, the Collateral Agent shall (at Pledgor’s sole cost and expense) execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, and the exercise of any right or remedy with respect hereto, are subject to the provisions of the Intercreditor and Subordination Agreement dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and each other Senior Claimholder from time to time (as such terms are defined in the Subordination Agreement), and U.S. BANK NATIONAL ASSOCIATION (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.

[Signature Page Follows]

Copyright Security Agreement Page 2 of 4

IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[PLEDGOR]

By:
Name:
Title:

Copyright Security Agreement Page 3 of 4

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Copyright Security Agreement Page 4 of 4

SCHEDULE 1

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

TITLE	REGISTRATION NO.	OWNER

Schedule 1 to Copyright Security Agreement

EXHIBIT 4

[Form of]

PATENT SECURITY AGREEMENT

This Patent Security Agreement (this “Patent Security Agreement”), dated as of [                 ], 20[    ], by [            ], a [            ][            ] (each, a “Pledgor” and, collectively, the “Pledgors”) and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) pursuant to the Indenture dated as of March 2, 2015, among Layne Christensen Company, as Issuer, certain Subsidiaries of the Issuer party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Pledgor is a party to a Second Lien Security Agreement of even date with the Indenture (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (collectively, the “Patent Collateral”):

(a)	Patents of such Pledgor, including as listed on Schedule 1 attached hereto;

(b)	all Proceeds of any and all of the foregoing (other than Excluded Property); and

(c)	all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the full payment and performance of the Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made and that,

Patent Security Agreement Page 1 of 4

pursuant to the provisions of the Indenture or the Security Agreement, survive the termination thereof), upon written request of the Pledgor, the Collateral Agent shall (at Pledgor’s sole cost and expense) execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, and the exercise of any right or remedy with respect hereto, are subject to the provisions of the Intercreditor and Subordination Agreement dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and each other Senior Claimholder from time to time (as such terms are defined in the Subordination Agreement), and U.S. BANK NATIONAL ASSOCIATION (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.

[Signature Page Follows]

Patent Security Agreement Page 2 of 4

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[PLEDGOR]

By:
Name:
Title:

Patent Security Agreement Page 3 of 4

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Patent Security Agreement Page 4 of 4

SCHEDULE 1

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND APPLICATIONS

Title	Patent No.	Issue Date	Application No.	Filing Date

Schedule 1 to Patent Security Agreement

EXHIBIT 5

[Form of]

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Trademark Security Agreement”), dated as of [                 ], 20[    ], by [            ], a [            ][            ] (each, a “Pledgor” and collectively, the “Pledgors”) and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) pursuant to the Indenture dated as of March 2, 2015 among Layne Christensen Company, as the Issuer, certain Subsidiaries of the Issuer party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Pledgor is a party to a Second Lien Security Agreement of even date with the Indenture (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (collectively, the “Trademark Collateral”):

(a)	Trademarks of such Pledgor, including as listed on Schedule 1 attached hereto;

(b)	all goodwill associated with such Trademarks;

(c)	all Proceeds of any and all of the foregoing (other than Excluded Property); and

(d)	all causes of action arising prior to or after the date hereof for infringement of any of the trademarks or unfair competition regarding the same.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Trademark Security Agreement Page 1 of 4

SECTION 4. Termination. Upon the full payment and performance of the Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Indenture or the Security Agreement, survive the termination thereof), upon written request of the Pledgor, the Collateral Agent shall (at Pledgor’s sole cost and expense) execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this agreement, and the exercise of any right or remedy with respect hereto, are subject to the provisions of the Intercreditor and Subordination Agreement dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and each other Senior Claimholder from time to time (as such terms are defined in the Subordination Agreement), and U.S. BANK NATIONAL ASSOCIATION (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.

[Signature Page Follows]

Trademark Security Agreement Page 2 of 4

IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[PLEDGOR]

By:
Name:
Title:

Trademark Security Agreement Page 3 of 4

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Trademark Security Agreement Page 4 of 4

SCHEDULE 1

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark	Application No.	Application Date	Registration No.	Registration Date

Schedule 1 to Trademark Security Agreement

EXHIBIT 6

[Form of]

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of March 2, 2015 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Layne Christensen Company, the other Pledgors party thereto and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii) irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 10.6 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

Sections 15.07 and 15.14 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the      day of             , 201    .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                    ].

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

7

EXHIBIT 7

[Form of]

JOINDER AGREEMENT

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of March [—], 2015, made by Layne Christensen Company, a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Article 14 of the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

Sections 15.07 and 15.14 of the Indenture are incorporated herein, mutatis mutandis, as if a part hereof.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

8

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION

as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

9

EXHIBIT 8

FIRST AMENDED AND RESTATED INTERCOMPANY SUBORDINATED

DEMAND PROMISSORY NOTE

Note Number:	Dated: as of March 2, 2015

FOR VALUE RECEIVED, the Administrative Borrower (as defined below), and each of its Restricted Subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this first amended and restated intercompany subordinated demand promissory note (this “Promissory Note”) as a Payor (as defined below) promises to pay to the order of such other Group Member that makes loans or advances to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the applicable Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown in the books and records of such Payee. The failure to show any such indebtedness or any error in showing such indebtedness shall not affect the obligations of any Payor hereunder. Unless otherwise defined herein or stated otherwise herein, terms defined in the Credit Agreement (as hereinafter defined) and used herein shall have the meanings given to them in that certain Credit Agreement, dated as of April 15, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Layne Christensen Company, a Delaware corporation (the “Administrative Borrower”), certain Subsidiaries of the Administrative Borrower from time to time party thereto as borrowers (the “Co-Borrowers” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as lead arranger and book running manager (in such capacity, the “Arranger”), Jefferies Finance LLC, as syndication agent (in such capacity, the “Syndication Agent”), PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”), PNC Bank, National Association and Wells Fargo Bank, N.A., as co-collateral agents for the Lenders (in such capacity, the “Co-Collateral Agents”), PNC Bank, National Association, as swingline lender (in such capacity, the “Swingline Lender”), and PNC Bank, National Association, as issuing bank for the Lenders (in such capacity, “Issuing Bank”).

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by (x) each Payee that is a Loan Party to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s Secured Obligations under the Credit Agreement, the Security Agreement and the other Loan Documents to which such Payee is a party, and (y) the Administrative Borrower and each other Payee that is a Guarantor (as defined in the Senior Secured Notes Indenture) to the Collateral Agent (under and as defined in the Senior Secured Notes Indenture), for the benefit of the Holders (as defined in the Senior Secured Notes Indenture), as security for such Payee’s Obligations (as defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Documents. Each Payor acknowledges and agrees that, (x) upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, subject to the terms of the Intercreditor Agreement (if then in effect), exercise all the rights of the Payees that are Loan Parties under this Promissory Note in accordance with the terms and conditions of the Credit Agreement, the Security Agreement and the other Loan Documents and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor, and (y) upon the occurrence and during the continuation of an Event of Default (as defined in the Senior Secured Notes Indenture), the Collateral Agent and the Trustee (under and as defined in the Senior Secured Notes Indenture) may, subject to the terms of the Intercreditor Agreement, exercise all rights of the Payees that are either the Administrative Borrower or a Guarantor (as defined in the Senior Secured Notes Indenture) under this Promissory Note in accordance with the terms and conditions of the Senior Secured Notes Documents and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payee.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or a Guarantor (as defined in the Senior Secured Notes Indenture) or any endorser of the obligations of any Payor that is a Loan Party or a Guarantor (as defined in the Senior Secured Notes Indenture) under this Promissory Note, or against any of their respective properties (including upon any distribution of assets of any Payor upon any dissolution, winding up, liquidation or reorganization of such Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise)), shall be subordinate and subject in right of payment to the (x) Secured Obligations until all of the Secured Obligations have been performed and paid in full in immediately available funds (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), no Letters of Credit are outstanding and the Commitments have been terminated; provided, that each Payor may make payments to the applicable Payee so long as no such Payor has received a written notice from the Administrative Agent that an Event of Default shall have occurred and be continuing, and (y) the Note Obligations (as defined in the Senior Secured Notes Indenture) until all of the Note Obligations (as defined in the Senior Secured Notes Indenture) have been performed and paid in full in immediately available funds (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Senior Secured Notes Documents, survive the termination thereof); provided, that each Payor may make payments to the applicable Payee so long as no such Payor has received a written notice from the Trustee (under and as defined in the Senior Secured Notes Indenture) that an Event of Default (as defined in the Senior Secured Notes Indenture) shall have occurred and be continuing. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee (including during any distribution of assets of any Payor upon any dissolution, winding up, liquidation or reorganization of such Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise)), whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Loan Party or a Guarantor (as defined in the Senior Secured Notes Indenture) (whether constituting part of the security or collateral given to the Collateral Agent or any Secured Party to secure payment of all or any part of the Note Obligations (as defined in the Senior Secured Notes Indenture) or otherwise) shall be and hereby are subordinated to the rights of (x) the Administrative Agent or any Secured Party in such assets and (y) the Collateral Agent (under and as defined in the Senior Secured Notes Indenture) or any Holder (as defined in the Senior Secured Notes Indenture) in such assets. Except as expressly permitted by the Credit Agreement and the Senior Secured Notes Indenture, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of (x) the Secured Obligations shall have been performed and paid in full in immediately available funds (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), no Letters of Credit are outstanding (or, if any are outstanding, all such Letters of Credit have been Cash Collateralized in accordance with the terms of the Credit Agreement) and the Commitments under the Credit Agreement have been terminated, and (y) the Note Obligations (as defined in the Senior Secured Notes Indenture) shall have been performed and paid in full in immediately available funds (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of the Senior Secured Notes Documents, survive the termination thereof).

This Promissory Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Promissory Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made before the date hereof by any Payee to any other Group Member, including, but not limited to, the Intercompany Subordinated Demand Promissory Note, which this Promissory Note amends and restates in its entirety, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Payee to any other Group Member.

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Promissory Note, and the exercise of any right or remedy with respect hereto, are subject to the provisions of the Intercreditor and Subordination Agreement dated as of March 2, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and each other Senior Claimholder from time to time (as such terms are defined in the Subordination Agreement), and U.S. BANK NATIONAL ASSOCIATION (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this Promissory Note, the terms of the Subordination Agreement shall govern and control.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The terms and provisions of this Promissory Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable Legal Requirements by a Governmental Authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Promissory Note in any jurisdiction.

From time to time after the date hereof, additional Subsidiaries of the Administrative Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Promissory Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

This Promissory Note is not intended to, nor shall it be construed to, constitute a novation of the indebtedness due under the Credit Agreement.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Promissory Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Promissory Note.

[Signature Page Follows]

IN WITNESS WHEREOF, each Payor and Payee has caused this Intercompany Subordinated Demand Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

LAYNE CHRISTENSEN COMPANY
BENCOR CORPORATION OF AMERICA— FOUNDATION SPECIALIST
BOYLES BROS. DRILLING COMPANY
CHRISTENSEN BOYLES CORPORATION
COLLECTOR WELLS INTERNATIONAL, INC.
FENIX SUPPLY LLC
INLINER TECHNOLOGIES, LLC
INTERNATIONAL DIRECTIONAL SERVICES, L.L.C.
LAYNE HEAVY CIVIL, INC.
LAYNE INLINER, LLC
LAYNE INTERNATIONAL, LLC
LAYNE SOUTHWEST, INC.
LAYNE TRANSPORT CO.
LINER PRODUCTS, LLC
MEADORS CONSTRUCTION CO., INC.
MID-CONTINENT DRILLING COMPANY
REYNOLDS WATER ISLAMORADA, LLC
VIBRATION TECHNOLOGY, INC.
W.L. HAILEY & COMPANY, INC. Each as a Payor and Payee

By:
Name:	Andrew Atchison
Title:	Vice President for each of the above entities

[Signature page to Intercompany Note]

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”), all of its right, title and interest in and to the First Amended and Restated Intercompany Subordinated Demand Promissory Note, dated as of March 2, 2015 (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by the Administrative Borrower and each Restricted Subsidiary thereof or any other person that becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) that are Loan Parties or a Guarantor (as defined in the Senior Secured Notes Indenture) on the date of the Promissory Note. From time to time after the date thereof, additional Subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and, if such Subsidiaries are or will become Loan Parties or a Guarantor (as defined in the Senior Secured Notes Indenture), a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other person becomes or fails to become or ceases to be a Payee under the Promissory Note or hereunder.

[Signature Page Follows]

Dated:                              , 20

LAYNE CHRISTENSEN COMPANY
BENCOR CORPORATION OF AMERICA— FOUNDATION SPECIALIST
BOYLES BROS. DRILLING COMPANY
CHRISTENSEN BOYLES CORPORATION
COLLECTOR WELLS INTERNATIONAL, INC.
FENIX SUPPLY LLC
INLINER TECHNOLOGIES, LLC
INTERNATIONAL DIRECTIONAL SERVICES, L.L.C.
LAYNE HEAVY CIVIL, INC.
LAYNE INLINER, LLC
LAYNE INTERNATIONAL, LLC
LAYNE SOUTHWEST, INC.
LAYNE TRANSPORT CO.
LINTER PRODUCTS, LLC
MEADORS CONSTRUCTION CO., INC.
MID-CONTINENT DRILLING COMPANY
REYNOLDS WATER ISLAMORADA, LLC
VIBRATION TECHNOLOGY, INC.
W.L. HAILEY & COMPANY, INC.
Each as a Payee

By:
Name:	Andrew Atchison
Title:	Vice President for each of the above entities

[Signature page to Endorsement]